Exhibit 10.2

BANK OF STURGEON BAY NONQUALIFIED
RETIREMENT TRUST

This Trust Agreement is made and entered into by and between Bank of Sturgeon Bay (called “Employer”) and Bank of Sturgeon Bay Trust Department (called “Trustee”).

Employer hereby establishes with Trustee, effective this 31st day of December, 1992, a Trust to hold all property acceptable to Trustee, together with the income thereon, as shall be paid or transferred to it hereunder in accordance with the terms and conditions of this Agreement.

I.  DEFINITIONS

1.1

Board of Directors:  “Board of Directors” means the Board of Directors of Employer.

1.2

Code:  “Code” means the Internal Revenue Code of 1954, as amended.

1.3

Employee:  “Employee” means Thomas L. Herlache.

1.4

Employer:  “Employer” means Employer or any corporation which succeeds to its business and succeeds to the position of Employer hereunder in accordance with the provisions of Section 7.3 of the Agreement.

1.5

Fiduciary:  “Fiduciary” means the Board of Directors, the Vice-President, Trustee, and any person to whom the responsibilities of such persons under this Agreement are delegated in accordance with Section 2.3 hereof.  References to such persons as Fiduciaries herein are for convenience only.  Employer and Trustee intend that such persons shall not be subject to the fiduciary responsibility provisions of Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended.

1.6

Fiscal Year:  “Fiscal Year” means the calendar year.

1.7

Insolvency Creditor:  “Insolvency Creditor” shall have the meaning set forth in Section 2.1 hereof.

1.8

Plan:  “Plan” refers to the deferred compensation plan entitled the “Thomas L. Herlache Deferred Compensation Plan”, effective December 31, 1992, and any similar prior or successor plan established by Employer and providing deferred compensation for Employee.

1.9

Trust:  “Trust” means the trust established by Employer and Trustee pursuant to this Agreement.

1.10

Trustee:  “Trustee” means Bank of Sturgeon Bay Trust Department or any successor trustee appointed under Section 6.2.

1.11

Valuation Date:  “Valuation Date” means the last business date of each calendar year and such other dates as the Vice-President shall from time to time direct Trustee.

1.12

Vice-President:  “Vice-President” means the Vice-President – Accounting unless otherwise designated by Employer or such other person or persons as the Vice-President may designate to act for him under this Trust Agreement.

II. ALLOCATION OF RESPONSIBILITIES

2.1

General Responsibilities:  In establishing this Trust, it is the intention of Employer and Trustee that, except in the event of insolvency of Employer or subsequent to the satisfaction of all liabilities of Employer under the Plan, all property and income thereon held pursuant to the Trust shall be only for one of the following purposes:  (1) to pay any benefits that become payable to Employee of Employer under the Plan; or (2) to pay the expenses, including Trustee’s fees, incurred in the administration of this Trust and any taxes assessed in accordance with Section 5.9 hereof.  In the event of insolvency of Employer, all money or other property contributed by such Employer and income thereon then held pursuant to the Trust shall be available to pay the claims of any creditor of Employer to whom a distribution may be made in accordance with state and federal bankruptcy laws (hereinafter referred to as an Insolvency Creditor) to the same extent that unencumbered assets held by Employer are available to satisfy such claims.  Each Fiduciary, in carrying out the responsibilities assigned to him under this Agreement, shall act in accordance with this intent and the terms of this Agreement using the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

2.2

Designated Fiduciaries:  The following Fiduciaries are designated to control and manage the operation and administration of this Trust:

(a)

The Board of Directors;

(b)

The Vice-President; and

(c)

Trustee

2.3

Delegation of Fiduciary Duties:  Each Fiduciary (other than Trustee) designated pursuant to Section 2.2 of this Agreement (hereinafter referred to as “a designated Fiduciary”) may delegate any or all of its responsibilities to persons who are not designated Fiduciaries with respect to the specific responsibility or responsibilities so delegated.  Any such delegation shall be in writing and shall be made a permanent part of the records of the designated Fiduciary.  Such delegation shall be reviewed periodically by the designated Fiduciary and shall be terminable under such conditions and upon such notice as the designated Fiduciary, in its sole discretion, deems reasonable and prudent under the circumstances.  In addition, each designated Fiduciary (including Trustee) shall be entitled to employ and conduct with such agents and counsel as may be reasonably necessary in connection with the performance of such designated

Fiduciary’s responsibilities hereunder, and to pay them or cause them to be paid reasonable compensation out of the Trust.

2.4

Allocation of Responsibility:  The responsibilities of the Fiduciaries designated in Section 2.2 of this Agreement shall be allocated among them as provided in Sections 2.5 through 2.8 below, and the Vice-President may allocate among his designees his responsibilities under this Trust, and the Board of Directors may do the same with respect to the responsibilities of the Board hereunder.  Except as otherwise provided by applicable law, no Fiduciary shall be liable for a breach by another Fiduciary.

2.5

Duties of the Board of Directors:  The Board of Directors acting on behalf of Employer, shall have sole authority and responsibility for the appointment and removal of the Vice-President.  The Board of Directors and the Vice-President of Employer shall be obligated to inform Trustee of Employer’s insolvency as soon as practicable after such insolvency becomes known to Employer.

2.6

Duties of the Vice-President:  The Vice-President shall have sole authority and responsibility for:

(a)

The amendment of this Agreement, provided Trustee shall be a signatory to such amendment;

(b)

The termination of this Trust;

(c)

Except as provided in Section 2.5, all other acts permitted or required to be performed by Employer under this Agreement;

(d)

The determination of the existence, nature, and extent of the rights and interests of Employee or any beneficiary under the Plan or creditor of Employer in this Trust;

(e)

The allocation of investment responsibilities among and between itself, Trustee, and any person acting hereunder from time to time;

(f)

The determination of investment policies and guidelines to be followed by the fiduciary or Fiduciaries to whom investment responsibilities have been allocated;

(g)

The promulgation of appropriate directions to implement benefit payments from the trust;

(h)

The maintenance of Employee records; and

(i)

The preparation and filing of reports and other information concerning the Trust as may be required by applicable law, except such reports and filed by Trustee.

2.7

Duties of Trustee:

(a)

Trustee shall have sole authority and responsibility for:

(i)

The control, management, investment, and reinvestment of the assets of the Trust, unless and to the extent the Vice-President has allocated such powers to other Fiduciaries acting hereunder;

(ii)

The valuation of the assets of the Trust;

(iii)

The maintenance and production of records and reports pertaining to the administration of this Trust; and

(iv)

The performance of the general administrative powers conferred under Article V of this Agreement; subject, however, to the directions of Fiduciaries specifically authorized to direct Trustee with respect to the exercise of such powers.

(b)

In the event that Trustee is informed of Employer’s insolvency pursuant to Section 2.5, Trustee shall suspend payments to Employee and will hold the assets of the Trust for the benefit of Employer’s Insolvency Creditors.  In addition, if Trustee receives other written allegation of Employer’s insolvency, Trustee shall suspend payments to Employee, shall hold the assets of the Trust for the benefit of Employer’s Insolvency Creditors, and shall take such steps as it determines in its sole discretion to be reasonably necessary to determine within 30 days whether Employer is Insolvent.  Upon a determination that Employer is solvent, Trustee shall resume payments, including any benefits previously suspended.  In the case of Trustee’s actual knowledge of or determination of Employer’s insolvency, Trustee will deliver Trust assets as necessary to satisfy claims of Employer’s Insolvency Creditors as directed by a court of competent jurisdiction.

2.8

Board of Directors and Vice-President Directions:  Trustee shall not be liable for losses or unfavorable results arising from its compliance with proper directions of the Board of Directors or the Vice-President made in accordance with the terms of this Agreement.

2.9

Indemnification of Trustee:  Employer hereby indemnifies Trustee against, and agrees to hold Trustee harmless from, all liabilities and claims (including reasonable attorneys’ fees and expenses in defending against such liabilities and claims) against Trustee as a result of any breach of Fiduciary responsibility by a Fiduciary other than Trustee unless Trustee participates knowingly in such breach, has actual knowledge of such breach or, through its negligence in performing its own specific Fiduciary responsibilities, has enabled such other Fiduciary to commit a breach of the latter’s fiduciary responsibilities.

III. CONTRIBUTIONS:  RIGHTS IN TRUST ASSETS,
NONTRANSFERABILITY

3.1

Contributions:  Trustee acknowledges receipt of the sum of Twenty Thousand Five Hundred and no/100 ($20,500.00) Dollars from Employer on the date of establishment of this Trust.  Employer shall make such other annual contributions to the Trust as it determines are necessary or desirable (on the basis of actuarial computations) to provide sufficient funds to satisfy Employer’s contractual obligations to Employee under this Plan when and as they arise.  Such contributions may be in cash or other property valued at fair market value and acceptable to

Trustee.  All contributions shall be paid to Trustee for investment and reinvestment pursuant to the terms of this instrument.  Trustee shall have no duty to determine or inquire whether any contributions to this Trust are in compliance with the Plan, or to compute any amount to be paid to Trustee; nor shall Trustee be responsible for the collection or adequacy of any contributions to the Trust or for the adequacy of the Trustee to meet and discharge liabilities to Employee under the Plan or to other creditors of Employer.

3.2

Rights in Trust Assets:  This Trust shall not be revocable by Employer; however, the assets of this Trust shall at all times be subject to the claims of the Insolvency Creditors of Employer.  It shall be impossible, at any time prior to satisfaction of all liabilities with respect to Employee under the Plan and to the Insolvency Creditors of Employer, if any, for any part of the corpus or income of the Trust, other than such part as is required to pay taxes and administration expenses as herein provided, to be used for, or diverted to, purposes other than for the exclusive benefit of Employee or such Insolvency Creditors.  All trust assets remaining after all amounts due under the Plan and all amounts due to Employer’s Insolvency Creditors are paid shall be to Employer.

3.3

Nontransferability:  The interest, if any, of Employee in this Trust shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance, nor to legal process, nor to the debts, contracts, liabilities, engagements or torts of any of them; provided, however, that payments may be made to beneficiaries of Employee in accordance with any benefit payment option selected by Employee pursuant to the Plan.

IV. INVESTMENTS

4.1

Allocation of Investment Responsibilities:  Trustee shall control and manage the assets of the trust, and shall invest and reinvest same without distinction between income and principal; provided, however, that the Vie-President may allocate and reallocate investment responsibility with respect to any assets of the Trust among the Vice-President and Trustee.  Any such allocations shall be made by the Vice-President in a written instrument delivered to Trustee and, if appropriate, and shall continue in force and effect until revoked by the Vice-President in writing.

4.2

General Investments:  The assets of this Trust may be invested and reinvested in such investments as the Fiduciary having investment responsibility, in its sole discretion, may deem appropriate and consistent with the investment policies developed and communicated by the Vice-President, including without limitation, the generality of the foregoing:  improved and unimproved real property whether or not income producing; common and preferred stocks; trust and participation certificates; bonds, debentures; mortgages; deeds of trust; insurance and annuity contracts; covered call options; notes secured by real and personal property; leases; ground leases; limited partnership interests; real or personal property interests owned, developed or managed by joint ventures or limited partnerships; obligations or governmental bodies, both domestic and foreign; notes, commercial paper; and other evidences of indebtedness, secured or unsecured, including variable amount notes; convertible securities of all types and kinds; mutual fund shares; interest-bearing savings or deposit accounts with any federally-insured bank (including Trustee) or savings and loan association; and any other property permitted as investments under applicable law.

V.  ADMINISTRATION PROVISIONS

5.1

General Administrative Powers:  Trustee shall have the rights, powers, and privileges of an absolute owner when dealing with property of the Trust, including without limitation, the powers listed below.  Except as otherwise specified below, Trustee’s exercise of such powers shall be subject to the direction of a Fiduciary authorized to direct Trustee under this Agreement with respect to the management or control of the Trust assets:

(a)

To hold, manage, improve, repair, and control all property, real or personal; to sell, convey, transfer, exchange, partition, lease, and otherwise dispose of same from time to time in such manner, for such consideration, and upon such terms and conditions, including credit, as may be deemed proper;

(b)

To exercise any option, conversion privilege, or subscription right given the Trustee as the owner of any security held in the Trust; to vote any corporate stock either in person or by proxy, with or without power of substitution; to consent to or oppose any reorganization, consolidation, merger, readjustment of financial structure, sale, lease, or other disposition of the assets or any corporation or other organization, the securities of which may be an asset of the Trust, and to take any action in connection therewith and receive and retain any securities resulting therefrom;

(c)

To deposit any security with any protective or reorganization committee, and to delegate to such committee such power and authority with respect thereto as may be deemed proper, and to pay out of the Trust an appropriate portion of the expenses and compensation of such committee;

(d)

Regardless of whether Trustee or any other Fiduciary has responsibility to manage or control the assets of the Trust, to cause any property of the Trust to be issued, held, or registered in the name of Trustee as Trustee, or in the name of a nominee, or in such form that title will pass by delivery, provided, that the records of Trustee shall in all events indicate the true ownership of such property;

(e)

To renew or extend the time of payment of any obligation due or to become due;

(f)

To commence or defend suits or legal or administrative proceedings, and to compromise, arbitrate, or settle claims, debts, or damages in favor of or against Trustee and to deliver or accept, in either total or partial satisfaction of any indebtedness or other obligation, any property, to continue to hold for such period of time as may be deemed appropriate any property so received, and to pay all costs and reasonable attorneys’ fees in connection therewith out of the assets of the Trust; and to select counsel acceptable to the Vice-President and Trustee and to conduct the prosecution or defense of any litigation or legal dispute subject to the control of the Vice-President;

(g)

Regardless whether Trustee or any other Fiduciary has responsibility to manage or control the assets of the Trust, to deposit any securities held in the trust with a securities depository; and

(h)

To hold such part of the assets of the Trust uninvested for such limited periods of time as may be necessary for purposes of orderly account administration or pending required directions, without liability for payment of interest; provided, however, that regardless of whether Trustee or any other Fiduciary has responsibility to manage assets of the Trust, Trustee shall be authorized in its discretion to invest funds of the Trust, pending receipt of such directions, in savings accounts (including savings accounts established with Trustee) or units of investment vehicles (referred to in Section 4.2 of this instrument) in all cases where it is reasonable and feasible to do so.

5.2

Valuation of Trust Assets:  Trustee shall determine the fair market value of the assets of the Trust as of each Valuation Date.  In determining the “net” fair market value of the assets of the Trust, Trustee shall deduct from the fair market value of such assets all payables, accrued expenses, fees, and other liabilities properly chargeable against the Trust.

5.3

Method of Valuation:  Trustee shall compute gain (or loss) from investment activities (including net unrealized appreciation or depreciation in assets) at such Valuation Date.  In determining the value of assets, Trustee shall use a uniform and consistent method or basis of valuation which is consistent with generally accepted accounting principles and based upon such sources of information as will, in Trustee’s direction, result in the fair and equitable valuation of Trust assets.  Trustee may utilize published quotations or pricing services that Trustee considers reliable.  If Trustee determines that any assets of the Trust consist of property not freely traded on a recognized exchange, or that information necessary to ascertaining the fair market value thereof is not readily available to Trustee, Trustee shall take such action as it deems necessary to determine fair market value at the expense of the trust, including but not limited to, estimates or appraisals or value from sources familiar with the type or property involved.  The valuations by Trustee shall be binding upon all interested persons.

5.4

Payment of Deferred Compensation:  Trustee shall, subject to the claims of Employer’s Insolvency Creditors, make payment of deferred compensation due to Employee under the Plan directly to Employee.  Such payments shall be made in accordance with the written directions issued to Trustee, from time to time, by the Vice-President.  Employer hereby indemnifies Trustee against, and agrees to hold Trustee harmless from, all liabilities and claims (including reasonable attorneys’ fees and expenses in defending against such liabilities and claims) against Trustee as a result of Trustee’s actions in following the written payment directions of the Vice-President.  Since the assets of this Trust are, in the event of Employer’s insolvency, subject to the claims of Employer’s Insolvency Creditors, Trustee shall suspend further payments to Employee in the event of Employer’s insolvency or any written allegation of such insolvency and shall apply the assets of the Trust in accordance with Section 2.7(b) of this Agreement.

5.5

Commencement of Distributions:  Distribution of benefits to Employee shall commence on the first day of the month following the later of (1) the month in which the employee attains the age of 55 of (2) the month in which the employee ceases to be an officer of Employer.

5.6

Account Records:  All accounting records, valuation schedules, periodic statements, and audits pertaining to the Trust shall be retained as a part of the permanent records of Trustee.  The Vice-President may, in its discretion, direct Trustee to retain, at the expense of the Trust, independent certified public accountants to audit such records provided, however, that nothing in this Agreement shall be construed so as to deprive Trustee of the right to seek and obtain a judicial settlement of its accounts at the expense of the Trust.

5.7

Notices, Directions, etc.:  All notices, direction, and other communications by a Fiduciary pursuant to this Agreement shall be given in writing by the person or persons specifically authorized by the Fiduciary to act on its behalf, and shall be deemed effective upon receipt by the addressee; provided, however, that transmission of such directions by photostatic teletransmission with duplicate or facsimile signatures or transmission of such directions by telephone shall be authorized methods of communication under the Fiduciary is notified by the Vice-President to the contrary.  Any direction transmitted by telephone shall be promptly confirmed by a written instrument.  Trustee shall be entitled to act upon and settle any investment transaction in reliance upon directions transmitted by telephone as recorded and transcribed by Trustee.  If Trustee fails to receive a written confirmation of an investment direction transmitted by telephone within five (5) business days following the date of receipt of such direction, or if a written confirmation received conflicts with the oral direction received by telephone.  Trustee shall promptly notify the Fiduciary giving the direction orally of such fact and request (i) delivery of such written confirmation forthwith if it has not been received, or (ii) an additional direction if there is a conflict between the oral directions and the written confirmation.  Notwithstanding the foregoing, Trustee is authorized to settle trades effected by a Fiduciary having investment authority through a securities depository utilizing an institutional delivery system, in which event, Trustee may deliver or receive securities in accordance with appropriate trade reports or statements given Trustee by such depository without having received communications or instruction directly from the Fiduciary.

5.8

Reports by Trustee:  Trustee shall submit to the Vice-President such interim valuations, reports, or other information as the Vice-President and Trustee shall mutually agree.  Within sixty (60) days after (i) the end of each Fiscal year, (ii) the effective date of Trustee’s removal or resignation, or (iii) the effective date of the termination of this Trust, shall submit to the Vice-President a written report relating to the period following the period covered by its last report.  Such report shall set forth all transactions relating to the Trust during the applicable period, including but not limited to, investment purchases and sales, receipts, disbursements, and a listing of the assets of the Trust showing carrying and market values as of the end of the report period.

5.9

Tax Assessments:  In the event that any income or other tax or assessment is levied upon or assessed against the Trust or any portion thereof, or upon or against the interest, if any, or any portion thereof, or upon or against the interest, if any, of any person in the Trust or any portion thereof, or the transfer or payment of such interest to any such person, or upon Trustee by reason of the existence of this Trust, or anything done by Trustee pursuant thereto; Trustee shall immediately notify the Vice-President thereof.  If Trustee receives no notice or direction from the Vice-President, Trustee shall have the power to pay such tax or assessment from such portion of the Trust against which the tax or assessment has been levied; or if such tax or assessment is not applicable to any specific portion of the Trust or to the interest, if any, of any specific person therein, Trustee shall have authority to pay such tax or assessment from the Trust.  In the event that the Vice-President desires to contest the validity in whole or in part of any such tax or assessment, it shall give Trustee notice thereof and the trustee, upon receiving reasonable indemnity therefor from Employer, shall take such steps as the Vice-President directs with respect to contesting the validity in whole or in part of any such tax or assessment.  Trustee shall further, upon receiving reasonable indemnity from Employer, either permit the Vice-President to bring such action or proceeding in the name of Trustee as said Vice-President deems advisable to test the validity of such tax or assessment, or Trustee itself shall bring such action.  Whether the action is brought in the name of Trustee by the Vice-President or prosecuted directly by Trustee, the Vice-President shall have the right to select counsel acceptable to Trustee and to control the prosecution of said action or proceeding.  Trustee, however, shall not be required to bring any action or proceeding to test the validity in whole or in part of any such tax or assessment unless so directed by the Vice-President, and upon giving said Vice-President notice or question the validity of such tax or assessment.  Prior to making any payments, transfers, or distributions of or from any portion of the Trust as provided in this Agreement, Trustee may require such lease or other documents from any lawful taxing authorities as its shall deem necessary or advisable.

5.10

Validity of Contracts:  Trustee shall not be responsible for the validity of proper execution of any contract delivered to it, nor for any act of any person which may render any such contract void or voidable.

VI. PROVISIONS RELATING TO TRUSTEE

6.1

Resignation and Removal:  Trustee may resign at any time upon sixty (60) days written notice to Employer, unless a shorter period is acceptable to Employer.  Employer may at any time remove Trustee upon sixty (60) days written notice to Trustee, unless a shorter period is acceptable to Trustee.

6.2

Appointment of Successor:  In the event of the removal or resignation of Trustee, Employer shall appoint a successor.  If Employer fails to appoint a successor by the end of the sixty (60) day period referred to in Section 6.1, Trustee may secure the appointment of a successor by a court of competent jurisdiction at the expense of the Trust.  Upon its acceptance in writing of such appointment delivered to Employer and the retiring Trustee, the successor Trustee shall be vested with all the rights, powers, and duties of Trustee under this Agreement, and the retiring Trustee shall be released and discharged from all further liability with respect to the Trust.  The retiring trustee shall endorse, transfer, assign, convey, and deliver to its successor all of the property then held by it under the Trust, except such amount as shall be agreed upon between the Trustee and Employer as reasonable compensation and expenses in connection with the settlement of accounts and the delivery of the assets to the successor Trustee.  If the retiring trustee holds any property unsuitable for transfer, it shall, except as otherwise directed by Employer, retain such property, and as to such property alone it shall continue to be Trustee; its duties, obligations, and compensation being solely limited to any such property.  If the successor trustee accepts fiduciary responsibility as to such property, the retiring trustee shall retain only custodial duties with respect to such property.

6.3

Expenses and Trustee Compensation:  Trustee shall be entitled to reasonable compensation for its services and shall be reimbursed for all reasonable expenses incurred by it in performing its duties hereunder including, but not limited to, legal and accounting expenses.

Such compensation is set forth in a separate schedule.  Such schedule may be modified from time to time as agreed by Employer and Trustee.  All such compensation and expenses shall be paid to Trustee by Employer; provided, however, that such compensation and expenses shall constitute a charge upon the Trust, and may be withdrawn by Trustee from the Trust upon prior written notice to Employer if not otherwise paid.  Any costs or expenses that are chargeable to the Trust but which, for administrative convenience and efficiency, are paid or incurred by Employer shall be fully reimbursed by the Trust to Employer upon presentation to Trustee of an accounting of such costs and expenses, including any costs and expenses incurred by the Vice-President or other employees in connection with Plan administrative activities.  In all cases Trustee shall be entitled to rely upon Employer’s statements and directions concerning the payment of any such Plan administration expenses and shall be fully protected in making such payments pursuant to the directions of Employer.

VII. AMENDMENT AND TERMINATION

7.1

Amendments:  The parties may amend the provisions of this Agreement at any time by a written instrument signed by Employer and Trustee, provided, however, that no such amendment shall allow a return of Trust assets to Employer other than in accordance with the provisions of Sections 3.2 and 7.2.

7.2

Termination:  Employer retains the right to terminate this Trust in accordance with the following procedures.  Employer shall be required to provide written notice to Trustee of its intent to terminate the Trust.  The Trust shall be prohibited from terminating the Trust for at least twelve (12) months after its receipt of notice of Employer’s intent to terminate.  In the event of Employer’s insolvency during the twelve month period after receipt of such notice by Trustee, this section shall become ineffective and disposition of the Trust’s assts shall be governed by Sections 2.1 and 2.7 of this Agreement.  Subject to these notice requirements, in the event Employer terminates the Trust, the assets of the Trust shall be paid to Employee or to Employer’s Insolvency Creditors, in accordance with the written directions issued to Trustee, from time to time, by the Vice-President.  Any Trust assets remaining after all amounts due under the Plan or due to Employer’s Insolvency Creditors, as the case may be, are paid shall be paid to Employer.  In the event of insolvency of Employer, this section shall be governed by Sections 2.1 and 2.7 of this Agreement.

7.3

Merger of Consolidation of Employer:  In the event of the merger, consolidation, or liquidation of Employer into or with any other corporation, or the sale or other transfer by Employer of all or substantially all of its operating assets, the resulting successor or purchaser corporation shall automatically be substituted for Employer under this Trust unless such successor by resolution of its Board of Directors, shall elect not to become such successor under this Trust.  If, within ninety (90) days from the effective date of such merger, consolidation, liquidation, sale or other transfer of assets, such successor or purchaser corporation adopts such a resolution electing not to become the successor Employer hereunder, as herein provided, the Trust shall automatically be terminated insofar as said successor or purchaser corporation and its employees are concerned, and the Trust shall be disposed of as provided in this Agreement.  In the event of insolvency of the successor or purchaser corporation, this section shall become ineffective and disposition of the Trust’s assets shall be governed by Sections 2.1 and 2.7 of this Agreement.

VIII.  MISCELLANEOUS PROVISIONS

8.1

Governing Law:  This Agreement shall be construed and enforced according to the laws of the State of Wisconsin.

8.2

Conflicting Provisions:  In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of this Agreement shall control.

8.3

Invalid Provisions:  In any paragraph, section, sentence, clause, or phrase contained in this Agreement shall become illegal, null, or void, or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be incapable of being construed or limited in a manner to make it enforceable, or is otherwise held by such court to be illegal, null, or void, or against public policy the remaining paragraphs, sections, sentences, clauses, or phrases contained in this Agreement shall not be affected thereby.

8.4

Successor and Assigns:  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns, except as is expressly provided to the contrary herein.

Employer and Trustee have caused this Agreement to be executed by their respective duly authorized officers on the dates set forth below.

EMPLOYER:

BANK OF STURGEON BAY

By: /s/ Steven D. Jennerjohn

TRUSTEE:

BANK OF STURGEON BAY TRUST DEPARTMENT

By: /s/ Paul C. [illegible]